EXHIBIT 10.16
Emergent BioSolutions Inc.

Non-Qualified UK Stock Option Award Agreement – UK Participant

1. Grant of Option.
This UK Stock Option Award Agreement  evidences the grant by Emergent BioSolutions Inc., a Delaware corporation (the “Company”), to a UK employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s Stock Incentive Plan (the “Plan”), that number of shares (the “Shares”) of common stock, with a $0.001 par value per share, of the Company (“Common Stock”) set forth under the summary of  the grant in your account in the Company’s third-party electronic stock administrative platform (the “Grant Summary”) at the Grant Price identified on the Grant Summary.  Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on the Expiration Date identified on the Grant Summary.
This option shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).  Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.
The grant of options under the Plan is made at the discretion of the Company and the Plan may be suspended or terminated by the Company at any time.
The Company does not give any advice or any guarantee as to how the grant, vesting or exercise of the option will be taxed and the Participant should consult an independent financial adviser in that respect.
2.  Vesting Schedule.
This non-qualified stock option shall vest in the aggregate in three equal annual installments on the day immediately prior to each anniversary of the grant date.  Specifically, this option shall vest in accordance with the future vesting schedule indicated on the detailed view of the option as viewed under your account in the Company’s third-party electronic stock administrative platform.
The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Expiration Date or the termination of this option under Section 3 hereof or the Plan.
3.  Form of Exercise.
Each election to exercise this option shall be in accordance with the Company’s policies and procedures.
The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.
(a)  Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the grant date, an employee or director of, the Company or any other entity the employees or, directors, of which are eligible to receive option grants under the Plan (an “Eligible Participant”).
(b)  Termination of Relationship with the Company.  If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (c) and (d) below, the right to exercise this option shall terminate 90 days after such cessation (but in no event after the Expiration Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.  Notwithstanding the foregoing, if the Participant, prior to the Expiration Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.
(c) Exercise Period Upon Death or Disability.  If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (d) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Expiration Date.
(d)   Termination for Cause.  If, prior to the Expiration Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause (as defined in the Plan), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment or other relationship.
4.  UK Tax Obligations
(a) Tax Indemnity. The Participant agrees to indemnify and keep indemnified his employing company (the “Employer”) and the Company from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, employee’s National Insurance contributions and (at the discretion of the Company and where lawful) employer’s National Insurance Contributions (or other similar obligations to pay tax and social security wherever in the world arising) that is attributable to: (1) the grant or any benefit derived by Participant from, the grant, vesting or exercise of the option or the Shares which are the subject of the option; (2) the transfer or issue of Shares to Participant on exercise of the option; (3) any restrictions applicable to the Shares held by the Participant ceasing to apply to those shares; or (4) the disposal of any Shares.
(b) Tax Liability. The Company will not issue any Shares on exercise of this option until the Participant has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with exercise of this option  and/or the acquisition of the Shares by the Participant. The Company shall not be required to issue, allot or transfer Shares until Participant has  satisfied this obligation.
(c) Election. The Participant undertakes that upon request by the Company, he/she will (on or within 14 days acquiring the Shares) join with his Employer in electing, pursuant to Section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) that, for relevant tax purposes, the market value of the Shares acquired on exercise of the option on any occasion will be calculated as if the Shares were not restricted and Sections 425 to 430 (inclusive) of ITEPA are not to apply to such Shares.
(d) The Company has the right and option, but not the obligation, to  treat the Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the option as the Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company repurchase Shares otherwise issuable under the option on exercise limited to the number of Shares which have  an aggregate fair market value on the date of repurchase necessary to pay the aggregate  amount of Tax Liability.
(e) The Participant acknowledges that the Participant is ultimately liable and responsible for all taxes owed in connection with the option, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the option. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the vesting or exercise of the option or the subsequent sale of Shares. The Company does  not commit and is under no obligation to structure the option to reduce or eliminate the Participant’s Tax Liability.
5.  Nontransferability of Option.
This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant; provided, however, that the gratuitous transfer of this option by the Participant to or for the benefit of any immediate family member, domestic partner, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Registration Statement on Form S-8 for the registration of the sale of the Common Stock subject to such option under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such authorized transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the option; and, provided, further, that no option intended to be an incentive stock option shall be transferable unless the Board of Directors shall otherwise permit.
6. Data Protection
(a) The Participant expressly acknowledges that the Company’s processing of his personal data is necessary:
i.  for the performance of this UK Stock Option  Award Agreement;
ii.  for the legitimate interests of the Company (which includes all the interests noted in Section 6(b) (i)-(vi) below); and/or
iii.  to comply with the Company’s legal obligations in the UK and/or other EU member states in connection with: (a) the Participant’s employment; (b) any litigation, internal or regulatory investigation; or (c) as otherwise permitted by the Data Protection Act 1998or by Regulation EU 2016/679 (the “GDPR”).

(b) The Participant further acknowledges that the Company’s processing of his sensitive, or special categories of, personal data (which may include information relating to health, personal characteristics, criminal offences, allegations of criminal conduct and trade union membership) is necessary:
i.	to carry out its or their obligations to the Participant in the fields of employment, social security, and/or social protection;
ii.  for the purposes of preventative or occupational medicine,  or the assessment of working capacity;
iii.  for statistical purposes and equal opportunities monitoring;
iv.  to administer its pensions and benefits schemes;
v.  in connection with the establishment, exercise or defence of legal claims; and/or
vi.  for reasons of substantial public interest, as further described in the Company’s data protection policy.

(c) The processing may include disclosure of personal data and sensitive or special categories of personal data to third parties including benefit providers, prospective purchasers or service providers and governmental authorities.
(d) A separate privacy notice has been provided to you in accordance with article 13 of the GDPR.
(e) The Participant expressly acknowledges that the Company may transfer such data outside the European Economic Area (including, in particular, to offices in the United States) for such purposes and acknowledge that such countries may not have laws which adequately safeguard such data.
7.  Acknowledgement.
The Participant acknowledges that this UK  Stock Option Award Agreement has not been issued and has not been approved by, an authorised person within the meaning of the Financial Services and Markets Act 2000 of the United Kingdom and is being directed at the Participant because the offer to which this UK Stock Option Award Agreement relates has been determined as having regard to the Participant’s circumstances as an employee of the Company. This UK Stock Option Award Agreement is strictly confidential and is not for distribution to, and may not be acted upon by, any other person other than the person to whom it has been specifically addressed.
  8. Provisions of the Plan.
This UK Stock Option Award Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

Signed by [●] [Company]
______________________________________________________________________
acting by [●]
Date:__________________________________________________________________

I hereby agree to accept the grant of the Option on and subject to the terms and conditions set out in the Plan and this UK Stock Option Award Agreement.
_______________________________________________________________________
[●][Name] Date